EXHIBIT 17.2

                      CLASS A SHARES OF BENEFICIAL INTEREST
                  MACKENZIE FLORIDA LIMITED TERM MUNICIPAL FUND
                      (A SERIES OF MACKENZIE SERIES TRUST)
              VIA MIZNER FINANCIAL PLAZA, 700 SOUTH FEDERAL HIGHWAY
                            BOCA RATON, FLORIDA 33432

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF MACKENZIE SERIES TRUST

     The undersigned appoints Thomas J. Abood, C. William Ferris and Joseph R. Fleming and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the Class A shares of Mackenzie Florida Limited Term Municipal Fund (the "Acquired Fund"), a series of Mackenzie Series Trust, held of record by the undersigned on April 4, 1996, at the Special Meeting of shareholders of the Acquired Fund to be held on May 28, 1996, or any adjournments or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Special Meeting are revoked.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

1. PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") providing for (a) the acquisition of substantially all of the assets and the assumption of all stated and identified liabilities of the Acquired Fund by Voyageur Florida Limited Term Tax Free Fund (the "Acquiring Fund"), a separately managed series of Voyageur Investment Trust II, in exchange for shares of beneficial interest of the Acquiring Fund having an aggregate net asset value equal to the aggregate value of the assets acquired (less the liabilities assumed) of the Acquired Fund and (b) the liquidation of the Acquired Fund and the pro rata distribution of the Acquiring Fund shares to Acquired Fund shareholders. Under the Plan, Acquired Fund shareholders will receive the same class of shares of the Acquiring Fund that they held in the Acquired Fund, having a net asset value equal as of the effective time of the Plan to the net asset value of their Acquired Fund shares.

     FOR_____  AGAINST_____ ABSTAIN_____

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 ABOVE. RECEIPT OF NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT RELATING TO THE MEETING IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY.

     PLEASE SIGN, DATE, AND RETURN IN THIS PROXY IN THE PRE-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED. PLEASE MAIL PROMPTLY TO SAVE FURTHER SOLICITATION EXPENSE.

                    Dated:_____________________________, 1996

                    _________________________________________

                    _________________________________________

                    IMPORTANT: If the shares are held jointly, the signature should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full title as such.